Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-266872) on Form S-8 of Servotronics, Inc. and Subsidiaries of our report dated March 22, 2024, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Servotronics, Inc. and Subsidiaries as of and for the year ended December 31, 2023.

/s/ Freed Maxick, CPAs, P.C.

Buffalo, New York
March 22, 2024